Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS’
We consent to the incorporation by reference in the Registration Statements No. 33-46836 and No. 333-64799 on Forms S-8 of our report dated January 30, 2003 with respect to the 2002 financial statements and schedule of Warwick Valley Telephone Company included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004.
/s/ Bush & Germain, PC
Syracuse, New York
November 16, 2005

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